Finisar Corporation Announces Second Quarter Financial Results

SUNNYVALE, CA -- (Marketwire - December 03, 2009) - Finisar Corporation (NASDAQ: FNSR), a technology leader in fiber optic solutions for high-speed networks, today announced financial results for its second fiscal quarter ended November 1, 2009.

     FINISAR FINANCIAL HIGHLIGHTS - SECOND QUARTER ENDED NOV. 1, 2009

                                       Second       Second       First
                                       Quarter      Quarter      Quarter
GAAP Results                           Ended        Ended        Ended
                                       Nov. 1,      Nov. 2,     August 2,
                                        2009         2008         2009
                                     -----------  ----------   ----------
                                   (in thousands, except per share amounts)
                                     -----------  ----------   ----------
Continuing operations
Total optics revenues                $   145,730  $  147,746   $  128,725
Gross margin                                27.3%       27.0%        22.8%
Before impairment-
 restructuring-retirement:
  Operating expenses                 $    37,583  $   51,329   $   38,188
  Operating income (loss)            $     2,210  $  (11,372)  $   (8,786)
  Operating margin (deficit)                 1.5%       (7.7)%       (6.8)%
Impairment-restructuring             $    (6,173) $ (178,768)  $        -
Loss on retirement of notes          $  (25,067) $     (231)  $        -
Loss                                 $   (31,417) $ (189,135)  $  (11,116)
Loss per share-basic and diluted     $     (0.49) $    (3.55)  $    (0.18)

Basic and diluted shares                  64,198      53,325       60,181

Discontinued operations Income
 (loss)                              $       (67) $    1,115   $   37,079
Income (loss) per share-basic        $      0.00  $     0.02   $     0.62
Income (loss) per share-diluted      $      0.00  $     0.02   $     0.59
Basic shares                              64,198      53,325       60,181
Diluted shares                            64,198      53,748       62,763

                                       Second       Second       First
                                       Quarter      Quarter      Quarter
Non-GAAP Results (a)                   Ended        Ended        Ended
                                       Nov. 1,      Nov. 2,     August 2,
                                        2009         2008         2009
                                     -----------  ----------   ----------
                                   (in thousands, except per share amounts)
Continuing operations
Total optics revenues                $   145,730  $  147,746   $  128,725
Gross margin                                29.6%       32.7%        28.8%
  Operating expenses                 $    34,201  $   37,374   $   33,760
  Operating Income                   $     8,912  $   10,980   $    3,260
  Operating margin                           6.1%        7.4%         2.5%
Income                               $     7,544  $    8,572   $    1,765
Income per share-basic               $      0.12  $    0 .16   $     0.03
Income per share-diluted             $      0.11  $    0 .16   $     0.03
Basic shares                              64,198      53,325       60,181
Diluted shares                            65,655      53,778       61,076

Discontinued operations
Income (loss)                        $       (67) $    1,819   $      733
Income (loss) per share-basic and
 diluted                             $      0.00  $     0.03   $     0.01
Basic shares                              64,198      53,325       60,181
Diluted shares                            65,655      53,778       61,076

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results.  A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Highlights for the quarter per GAAP include the following:

--  Total revenues from continuing operations increased to $145.7 million, up $17.0 million, or 13.2%, from $128.7 million in the preceding quarter and decreased $2.0 million, or 1.4%, from $147.7 million in the second quarter of the prior year, which also marked the first quarter in which the results of Optium were included following the completion of the merger on
    August 29, 2008;

--  Of the $17.0 million increase in revenues from the preceding quarter, the sale of  LAN/SAN products for applications less than 10 Gbps increased
    $6.9 million and the sale of ROADM products increased $4.5 million while revenues from 10 Gbps products increased $3.4 million;

--  Of the $2.0 million decrease in revenues from the second quarter of the prior year, revenues from products for applications less than 10 Gbps decreased $11.7 million, partially offset by an increase in revenues from the sale of ROADM products of $6.7 million, an increase in revenues from
    CATV products of $1.7 million and an increase in revenues from 10/40 Gbps products of $1.3 million;

--  Gross margin from continuing operations increased to 27.3% from 22.8%
    in the preceding quarter and 27.0% in the second quarter of the prior year;

--  Operating income from continuing operations (before a charge for restructuring and the impairment of goodwill and minority investments) was
    $2.2 million, or 1.5% of revenues, compared to an operating loss of $8.8 million, or (6.8)% of revenues, in the preceding quarter and an operating loss of $11.4 million, or (7.7)% of revenues, in the second quarter of the prior year;

--  Non-recurring charges totaling $6.2 million were recognized in the second quarter of which $4.2 million was related to a portion of the
    Company's facility in Allen, Texas that is no longer occupied following the transfer of certain production activities to the Company's facility in
    Ipoh, Malaysia; and $2.0 million was for the impairment of a minority investment;

--  In August 2009, the Company retired $47.5 million principal amount of the Company's 2.5% convertible notes via an exchange offer for $24.9 million in cash and the issuance of 3.5 million shares of common stock. The total consideration paid in the exchange was less than the par value of the retired notes.  However, because shares were used as part of the exchange consideration, pursuant to FAS 84 the Company was required to account for the retirement of the notes as if they had been converted according to their original terms in accordance with FAS 84, with that value compared to the total consideration paid in the exchange offer.  As a result, the
    Company recorded a non-cash charge of $25.1 million related to the exchange offer, net of gains recorded on additional cash purchases totaling $57.7 million that retired an additional $59.4 million in aggregate principal amount of notes;

--  Loss from continuing operations was $31.4 million, or $(0.49) per share, compared to a loss of $11.1 million, or $(0.18) per share, in the preceding quarter and a loss of $189.1 million, or $(3.55) per share, in the second quarter of the prior year, which included a charge for the impairment of goodwill totaling $178.8 million and $10.5 million for acquired research and development associated with the Optium merger;

--  Loss net of taxes from discontinued operations was $67,000, or $0.00 per share,  compared to net income of $37.1 million, or $0.59 per diluted share, in the preceding quarter, which included a gain  recognized on the sale of the Company's Network Tools Division, and  net income of $1.1 million, or $0.02 per diluted share, in the second quarter of the prior year;

--  Cash and short-term investments, plus other long-term investments that can be readily converted into cash, totaled $80.7 million at the end of the second quarter compared to $60.4 million at the end of the prior quarter, reflecting net proceeds of $98.8 million from the sale of a new series 5.0%
    convertible notes partially offset by the use of $82.6 million of cash in connection with retiring $106.9 million aggregate principal amount of existing 2.5% convertible notes.  Excluding these transactions, the
    Company's cash position increased by approximately $4.1 million during the
    quarter.   Finisar has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required; and

--  During the second quarter, the Company established a new secured credit facility with Wells Fargo Foothill, LLC, totaling $70.0 million under which $58.2 million was available to borrow at the end of the second quarter.  No borrowings were outstanding at the end of the second quarter.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. Finisar believes this additional information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges as well as gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, impairments and financing transactions. For the second quarter of fiscal 2010, these excluded items included, among other items described in Finisar Non-GAAP Financial Measures below, a non-recurring charge of $25.1 million related to the use of common stock as consideration in an exchange offer for the Company's 2.5% convertible notes partially offset by a non-recurring gain of $1.8 million resulting from the purchase of additional notes for cash at less than par value; a $4.2 million non-recurring charge related to the remaining lease payments associated with a portion of a facility that is no longer occupied; a $2.0 million non-cash charge for the impairment of a minority investment; a $0.8 million charge for slow moving and obsolete inventory; $3.9 million in non-cash stock-based compensation expense; $1.7 million in non-cash amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; and a $1.1 million non-cash charge for imputed interest expense on the Company's debt obligations.

Excluding these items:

--  Non-GAAP gross margin from continuing operations was 29.6% in the second quarter compared to 28.8% in the preceding quarter and 32.7% in the second quarter of the prior year. The sequential increase in non-GAAP gross margin reflects the impact of higher product shipment levels and the incremental contribution margin thereon, partially offset by lower production yields associated with a ramp in production volume for several high-speed products, while the decrease compared to the prior year reflects the impact of lower revenues and lower yields associated with manufacturing certain of our higher speed products;
--  Non-GAAP operating expenses for continuing operations were $34.2 million in the second quarter, an increase of $0.4 million, or 1.3%, from the preceding quarter and a decrease of $3.2 million, or 8.5%, from the second quarter of the prior year;
--  Non-GAAP operating income from continuing operations was $8.9 million, or 6.1% of revenues, in the second quarter, up $5.7 million from $3.3 million, or 2.5% of revenues, in the preceding quarter, and down $2.1 million from $11.0 million, or 7.4% of revenues, in the second quarter of the prior year.  The increase in operating income from the previous quarter was due primarily to higher gross profit levels on higher revenues partially offset by slightly higher operating expenses.  The decline from the prior year was primarily related to lower gross profit margins on similar levels of revenue partially offset by lower operating expenses;
--  Non-GAAP net income from continuing operations was $7.5 million, or
    $0.12 per basic share and $0.11 per diluted share, compared to net income of $1.8 million, or $0.03 per basic and diluted share, in the preceding quarter and net income of $8.6 million, or $0.16 per basic and diluted share, in the second quarter of the prior year;
--  Non-GAAP EBITDA from continuing operations rose to $16.0 million in the second quarter compared to $10.4 million in the preceding quarter and
    $18.2 million in the second quarter of the prior year; and
--  Non-GAAP loss net of taxes from discontinued operations was $67,000, or $0.00 per share, compared to net income of $0.7 million, or $0.01 per basic and diluted share in the preceding quarter and net income of $1.8 million, or $0.03 per basic and diluted share, in the second quarter of the prior year.

"Incoming orders continued to be strong during the quarter, particularly for transceivers used in less than 10 Gbps LAN/SAN applications," said Jerry Rawls, Finisar's executive Chairman of the Board. "The other area of strength was in ROADMs for telecom WDM networks. And our backlog position suggests that we can look forward to another sequential increase in revenues next quarter led by a surge in demand for 10 Gbps products."

"We continue to work on the transfer of additional production activities to our off-shore locations," said Eitan Gertel, Finisar's Chief Executive Officer. "It appears that this work will largely be completed by the end of the fiscal year as we also work in the interim at those facilities to ramp several new products. We expect continued improvements in our profitability in the meantime in conjunction with a rising top line."

OUTLOOK

The Company indicated that it currently expects revenues for its third fiscal quarter ending January 31, 2010 will likely range from $148 to $158 million. On a GAAP basis, gross margins are expected to range from 27% to 29% with operating margins ranging from 1% to 3%. Additional non-recurring or non-cash charges excluded from non-GAAP results in calculating operating income are expected to total approximately $7 to $8 million. As a result, on a non-GAAP basis, gross margins are expected to range from 30% to 32% with non-GAAP operating margins ranging from 6% to 8%.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and its current business outlook during its regular quarterly conference call scheduled for today, December 3, 2009, at 2:00 p.m. PST/5:00 EST. To listen to the call you may connect through the investor page of Finisar at www.finisar.com or dial 866-393-6455 (domestic) or 706-643-4465 (international) and enter conference ID 40828137.

A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next conference call to be held approximately 90 days from today. An audio replay of the call will be accessible to the public by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and then, following the prompts, enter conference ID 40828137 and record your name, affiliation, and contact number. The audio replay will be available for two weeks following the call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed July 9, 2009) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and network test systems that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                  Consolidated Statements of Operations

                                                                   Three
                                                                  Months
                      Three Months Ended     Six Months Ended      Ended
                     --------------------  --------------------  ---------
                     November   November   November   November     August
                      1, 2009    2, 2008    1, 2009    2, 2008    2, 2009
                     ---------  ---------  ---------  ---------  ---------
                                          (Unaudited)
                             (in thousands, except per share data)
 Revenues            $ 145,730  $ 147,746  $ 274,455  $ 263,520  $ 128,725
 Cost of revenues      104,745    106,536    202,875    180,671     98,130
 Amortization of
  acquired developed
  technology             1,192      1,253      2,385      2,103      1,193
                     ---------  ---------  ---------  ---------  ---------
 Gross profit           39,793     39,957     69,195     80,746     29,402
 Gross margin             27.3%      27.0%      25.2%      30.6%      22.8%
 Operating expenses:
     Research and
      development       21,575     21,774     42,622     39,187     21,047
     Sales and
      marketing          7,313      7,903     14,132     14,779      6,819
     General and
      administrative     8,177     10,538     17,798     19,049      9,621
     Acquired
      in-process
      research and
      development            -     10,500          -     10,500          -
     Amortization of
      purchased
      intangibles          518        614      1,219        743        701
     Impairment of
      goodwill and
      intangible
      assets                 -    178,768          -    178,768          -
     Restructuring
      costs              4,173          -      4,173          -          -
                     ---------  ---------  ---------  ---------  ---------
         Total
          operating
          expenses      41,756    230,097     79,944    263,026     38,188
                     ---------  ---------  ---------  ---------  ---------
 Loss from
  operations            (1,963)  (190,140)   (10,749)  (182,280)    (8,786)
 Interest income             9        657         19      1,625         10
 Interest expense       (2,167)    (4,113)    (4,601)    (9,356)    (2,434)
 Loss on
  repayment/purchase
  of convertible
  notes                (25,067)      (231)   (25,067)      (231)         -
 Other income
  (expense), net        (2,191)    (3,051)    (1,938)    (2,948)       253
                     ---------  ---------  ---------  ---------  ---------
 Loss from
  continuing
  operations before
  income taxes         (31,379)  (196,878)   (42,336)  (193,190)   (10,957)
 Provision for
  (benefit from)
  income taxes              38     (7,743)       197     (6,997)       159
                     ---------  ---------  ---------  ---------  ---------
Loss from continuing
 operations            (31,417)  (189,135)   (42,533)  (186,193)   (11,116)
Income (loss) from
 discontinued
 operations, net of
 taxes                     (67)     1,115     37,012        990     37,079
                     ---------  ---------  ---------  ---------  ---------
Net income/(loss)    $ (31,484) $(188,020) $  (5,521) $(185,203) $  25,963
                     =========  =========  =========  =========  =========

Loss per share from
 continuing
 operations - basic  $   (0.49) $   (3.55) $   (0.68) $   (4.06) $   (0.18)

Income (loss) per
 share from
 discontinued
 operations - basic  $   (0.00) $    0.02  $    0.60  $    0.02  $    0.62
Income (loss) per
 share from
 discontinued
 operations -
 diluted             $   (0.00) $    0.02  $    0.60  $    0.02  $    0.59

Shares used in
 computing net loss
 per share from
 continuing
 operations - basic
 and diluted            64,198     53,325     62,157     45,889     60,181

Shares used in
 computing net
 income (loss) per
 share from
 discontinued
 operations - basic     64,198     53,325     62,157     45,889     60,181

Shares used in
 computing net
 income (loss) per
 share from
 discontinued
 operations -
 diluted                64,198     53,325     62,157     45,889     62,763

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                                       November 1,   August 2,   April 30,
                                           2009        2009        2009
                                        ----------  ----------  ----------
                                        (unaudited) (unaudited)
                 ASSETS
Current assets:
    Cash and cash equivalents           $   80,595  $   60,327  $   37,129
    Short-term available-for-sale
     investments                                79          92          92
    Accounts receivable, net                95,924      99,466      81,820
    Accounts receivable, other               9,747       8,512      10,033
    Inventories                            113,133     108,686     107,764
    Prepaid expenses                         6,738       5,568       6,795
    Current assets associated with
     discontinued operations                     -           -       4,863
                                        ----------  ----------  ----------
        Total current assets               306,216     282,651     248,496
Property, plant and improvements, net       81,077      79,492      81,606
Purchased technology, net                   14,074      15,267      16,459
Other intangible assets, net                12,559      13,102      13,427
Minority investments                        12,289      14,289      14,289
Other assets                                 6,183       2,427       2,584
Non-current assets associated with
 discontinued operations                         -           -       3,527
                                        ----------  ----------  ----------
        Total assets                    $  432,398  $  407,228  $  380,388
                                        ==========  ==========  ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                    $   54,915  $   52,264  $   48,421
    Accrued compensation                    10,885       9,048      11,428
    Other accrued liabilities               25,403      25,102      30,513
    Deferred revenue                         2,079       2,073       1,703
    Current portion of  Convertible
     notes                                  33,334           -           -
    Current portion of long-term debt        6,241       6,173       6,107
    Non-cancelable purchase obligations        596         657       2,965
    Current liabilities associated with
     discontinued operations                     -           -       3,160
                                        ----------  ----------  ----------
        Total current liabilities          133,453      95,317     104,297
Long-term liabilities:
    Convertible notes                      100,000     135,490     134,255
    Long-term debt                          12,151      13,737      15,305
    Other long-term liabilities              5,832       2,352       2,511
    Deferred income taxes                    1,136         973       1,149
    Non-current liabilities associated
     with discontinued operations                -           -         650
                                        ----------  ----------  ----------
        Total long-term liabilities        119,119     152,552     153,870
Stockholders' equity:
    Common stock                                65          61          60
    Additional paid-in capital           1,887,167   1,838,508   1,831,224
    Accumulated other comprehensive
     income                                  9,840       6,552       2,662
    Accumulated deficit                 (1,717,246) (1,685,762) (1,711,725)
                                        ----------  ----------  ----------
        Total stockholders' equity         179,826     159,359     122,221
                                        ----------  ----------  ----------
Total liabilities and stockholders'
 equity                                 $  432,398  $  407,228  $  380,388
                                        ==========  ==========  ==========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit, we have excluded the following items from cost of revenues in applicable periods:

--  Changes in excess and obsolete inventory reserve (predominantly non-
    cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facility costs during facility move (non-recurring charges);
--  Stock-based compensation expense (non-cash charges);
--  Purchase accounting adjustment for sale of acquired inventory (non-
    cash and non-recurring charges); and
--  Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

--  Options investigation costs included in general and administrative expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices) and the cost of covering employee and employer tax liabilities (non-recurring cash charges)
    arising from that investigation recorded in each line of the income statement;
--  Disposal of a product line (non-recurring charges);
--  Gain or loss on settlement of lawsuits (non-recurring);
--  Acquired in-process research and development expense (non-recurring and non-cash charges);
--  Amortization of purchased intangibles (non-cash charges related to prior acquisitions);
--  Restructuring charges associated with the abandonment of certain facilities (non-recurring); and
--  Impairment charges associated with intangible assets (non-cash and non-
    recurring).

In calculating non-GAAP net income from continuing operations and non-GAAP net income from continuing operations per share, we have also excluded the following items in applicable periods:

--  Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
--  Gains and losses on debt extinguishment (non-recurring and non-cash charges or income);
--  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
--  Foreign exchange transaction losses (non-recurring and non-cash charges);
--  Tax charges arising from timing difference related to asset purchases
    (non-cash provision); and
--  Cumulative effect of a change in accounting principle (non-recurring and non-cash charges or income).

In calculating non-GAAP income (loss) from discontinued operations and non-GAAP net income (loss) from discontinued operations per share, we have also excluded gains on disposal of a product line and disposal of discontinued operations.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                    Three
                                                                   Months
                        Three Months Ended     Six Months Ended     Ended
                        -------------------  -------------------  --------
                        November  November   November  November     August
                        1, 2009    2, 2008   1, 2009    2, 2008    2, 2009
                        --------  ---------  --------  ---------  --------
                                            (Unaudited)
                              (in thousands, except per share data)
Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from continuing
 operations
Reconciliation of GAAP
 Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP   $ 39,793  $  39,957  $ 69,195  $  80,746  $ 29,402
Gross margin, GAAP          27.3%      27.0%     25.2%      30.6%     22.8%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                   805      4,785     6,059      4,500     5,254
  Amortization of
   acquired technology     1,192      1,253     2,384      2,103     1,192
  Duplicate facility
   costs during
   facility move               -        117         -        287         -
  Stock compensation       1,288        840     2,319      1,661     1,031
  Purchase accounting
   adjustment for sale
   of acquired
   inventory                   -      1,402         -      1,402         -
  Reduction in force
   costs                      35          -       176         36       141
                        --------  ---------  --------  ---------  --------
      Total cost of
       revenue
       adjustments         3,320      8,397    10,938      9,989     7,618
Gross profit, non-GAAP    43,113     48,354    80,133     90,735    37,020
Gross margin, non-GAAP      29.6%      32.7%     29.2%      34.4%     28.8%

Reconciliation of GAAP
 operating income
 (loss) to non-GAAP
 operating income
 (loss):
Operating loss per GAAP   (1,963)  (190,140)  (10,749)  (182,280)   (8,786)
Operating margin, GAAP      -1.3%    -128.7%     -3.9%     -69.2%     -6.8%
Adjustments:
Total cost of revenue
 adjustments               3,320      8,397    10,938      9,989     7,618
Research and
 development
  Reduction in force
   costs                       -         76        29         76        29
  Stock compensation       1,490      1,509     3,015      2,369     1,525
Sales and marketing
  Stock compensation         431        440     1,009        767       578
General and
 administrative
  Reduction in force
   costs                     200          -       249          -        49
  Stock compensation         726        686     1,762      1,201     1,036
  Payroll taxes
   related to options
   investigation              17          -       200          -       183
  Costs related to
   options investigation       -        130         -        276         -
  IPO Laddering
   Settlement                  -          -       327          -       327
Amortization of
 purchased intangibles       518        614     1,219        742       701
Acquired in-process R&D        -     10,500         -     10,500         -
Restructuring costs        4,173          -     4,173          -         -
Impairment of
 intangible assets             -    178,768         -    178,768         -
                        --------  ---------  --------  ---------  --------
  Total cost of
   revenue and
   operating expense
   adjustments            10,875    201,120    22,921    204,688    12,046
Operating income,
 non-GAAP                  8,912     10,980    12,172     22,408     3,260
Operating margin,
 non-GAAP                    6.1%       7.4%      4.4%       8.5%      2.5%

Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from continuing
 operations:
Loss per GAAP from
 continuing operations
 before cumulative
 effect of change in
 accounting principle    (31,417)  (189,135)  (42,533)  (186,193)  (11,116)
Total cost of revenue
 and operating expense
 adjustments              10,875    201,120    22,921    204,688    12,046
Amortization of
 discount on
 convertible debt              -        671         -      1,817         -
No cash imputed
 interest expenses on
 convertible debt          1,056      1,235     2,291      2,470     1,235
Loss on
 repayment/purchase of
 convertible notes        25,067        231    25,067        231         -
Other income (expense),
 net
  Loss (gain) on sale
   of assets                 254        (20)      275        393        21
  Loss on minority
   investments             2,000      1,197     1,625        797      (375)
  Other misc income            -        (58)       (2)      (558)       (2)
  Foreign exchange
   transaction loss/
   (gain)                   (291)     1,729      (335)     1,729       (44)
Provision for income
 tax                                                -          -
  Timing difference
   related to asset
   purchases                   -     (8,398)        -     (7,847)        -
                        --------  ---------  --------  ---------  --------
Total adjustments         38,961    197,707    51,842    203,720    12,881
                        --------  ---------  --------  ---------  --------
Income, non-GAAP, from
 continuing operations     7,544      8,572     9,309     17,527     1,765
                        --------  ---------  --------  ---------  --------

Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from discontinued
 operations:
Income (loss) per GAAP
 from discontinued
 operations                  (67)     1,115    37,012        990    37,079
Adjustments:
  Reduction in force
   costs                       -         19         6        119         6
  Stock compensation           -        296       704        831       704
  Amortization of
   acquired technology         -        250       170        646       170
  Amortization of
   purchased
   intangibles                 -        139        77        278        77
  Gain (loss) on
   disposal of a
   product line                -          -    (1,250)       919    (1,250)
  Gain on disposal of
   discontinued
   operations                  -          -   (36,053)         -   (36,053)
                        --------  ---------  --------  ---------  --------
Total adjustments              -        704   (36,346)     2,793   (36,346)
                        --------  ---------  --------  ---------  --------
Income (loss) from
 discontinued
 operations, non-GAAP        (67)     1,819       666      3,783       733
                        --------  ---------  --------  ---------  --------

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net loss per GAAP        (31,484)  (188,020)   (5,521)  (185,203)   25,963
Total adjustments from
 continuing operations    38,961    197,707    51,842    203,720    12,881
Total adjustments from
 discontinuing
 operations                    -        704   (36,346)     2,793   (36,346)
Cumulative Effect
  Cumulative effect
   of change in
   accounting
   principle                   -          -         -          -         -
                        --------  ---------  --------  ---------  --------
Total adjustments         38,961    198,411    15,496    206,513   (23,465)
                        --------  ---------  --------  ---------  --------
Net income, non-GAAP    $  7,477  $  10,391  $  9,975  $  21,310  $  2,498
                        ========  =========  ========  =========  ========

Income per share from
 continuing operations
 - basic                $   0.12  $    0.16  $   0.15  $    0.38  $   0.03
Income per share from
 continuing operations
 - diluted              $   0.11  $    0.16  $   0.15  $    0.38  $   0.03

Income (loss) per share
 from discontinued
 operations - basic     $  (0.00) $    0.03  $   0.01  $    0.08  $   0.01
Income (loss) per share
 from discontinued
 operations - diluted   $  (0.00) $    0.03  $   0.01  $    0.08  $   0.01

Shares used in
 computing net income
 per share - basic        64,198     53,325    62,157     45,889    60,181
Shares used in
 computing net income
 per share - diluted      65,655     53,778    63,442     46,225    61,076

Continuing operations
Net income, non-GAAP    $  7,544  $   8,572  $  9,309  $  17,527  $  1,765

Depreciation expense       7,182      7,245    14,354     13,413     7,171
Amortization                 181        212       308        468       127
Interest expense           1,102      1,550     2,291      3,444     1,189
Income tax expense            38        655       197        850       159
                        --------  ---------  --------  ---------  --------
Non-GAAP EBITDA         $ 16,047  $  18,234  $ 26,459  $  35,702  $ 10,411
                        --------  ---------  --------  ---------  --------

Discontinued operations
Net income (loss),
 non-GAAP                    (67)     1,819       666      3,783       733
Depreciation expense           -        200       119        423       119
                        --------  ---------  --------  ---------  --------
Non-GAAP EBITDA         $    (67) $   2,019  $    785  $   4,206  $    852
                        --------  ---------  --------  ---------  --------

                        --------  ---------  --------  ---------  --------
Total Non-GAAP EBITDA   $ 15,980  $  20,253  $ 27,244  $  39,908  $ 11,263
                        ========  =========  ========  =========  ========

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com